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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report

                       PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

       Date of Report (Date of Earliest event reported): December 11, 2003

                          Commission File No.: 0-29935

                              20/20 NETWORKS, INC.
             (Exact Name of Registrant as specified in its charter)

Nevada, USA                                        33-0677140
------------------                                 ----------
(State of Incorporation)                  (IRS Employer Identification Number)

             20700 Ventura Blvd. Suite 227, Woodland Hills, CA 91364
               (Address of principal executive offices) (Zip Code)

Company's telephone number, including area code: (818) 227-9494
                                                 --------------

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ITEM 1.  Changes in Control of Registrant.

On November 26, 2003, Micro Bio-Medical Waste Systems, Inc. formerly known as 20/20 Networks, Inc. (the "Company") entered into an Agreement with its majority shareholder, Crown Partners, Inc. ("Crown"), whereby the Company acquired Sanitec(TM) Services of Hawaii, Inc. ("SSH"), a wholly-owned subsidiary of Crown, in exchange for the payment of $550,000 to Crown and the assumption of all outstanding liabilities of SSH. Crown will be issued shares of the Company's common stock representing approximately five percent (5%) of the issued and outstanding shares of the Company, non-dilutable over the next twenty four months. SSH will become a wholly-owned subsidiary of the Company.

In connection with this acquisition, the Company has changed its name to "Micro Bio-Medical Waste Systems, Inc." to reflect its proposed business operations. SSH commenced limited operations in bio-medical waste disposal in the State of Hawaii. The Company has also increased its capitalization to 500,000,000 shares of common stock . The Company will also implement a twenty-to-one forward split to be implemented as soon as practicable.

ITEM 5.  Other Events and Regulation FD Disclosure

The Company has changed its name to Micro Bio-Medical Waste Systems, Inc. effective as of December 11, 2003. In addition, the Company has approved an increase in its capitalization from 100,000,000 shares of common stock to 500,000,000. A forward split of twenty-to-one has been approved to be implemented as soon as practicable.

ITEM 7.  Financial Statements and Exhibits.

(c)      Amended Certificate of Incorporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

December 11, 2003                   MICRO BIO-MEDICAL WASTE SYSTEMS, INC.
                                    Formerly known as 20/20 Networks, Inc.


                                    s/ Scott A. Ervin
                                    Scott A. Ervin, CEO


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            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.835 and 78.390 - After Issuance of Stock)
                              -Remit in Duplicate-

1. Name of Corporation: 20/20 Networks, Inc.

2. The articles have been amended as follows (provide Article numbers, if available):

         ARTICLE ONE [Name]. The name of the Corporation is Micro Bio-Medical Waste Systems, Inc.

         ARTICLE FOUR [Capital Stock]. The Corporation shall have authority to issue an aggregate of Five Hundred Million Shares (500,000,000) of Capital Stock, par value $.001 per share.

         The holders of shares of Capital Stock of the Corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of articles of incorporation have voted in favor of the amendment is: 76%.

4.       Officer Signature (Required): /s/ Charles Smith



                                                     Charles Smith, Secretary


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